Exhibit 3.55

ARTICLES OF ORGANIZATION
OF
APWS, LLC

The undersigned, desiring to form a limited liability company pursuant to the Wisconsin Limited Liability Company Act, Wisconsin Statutes, Ch. 183, et seq., as amended, executes the following Articles of Organization:

1.                                       The name of the limited liability company is APWS, LLC.

2.                                       The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

3.                                       The management of the limited liability company shall be vested in its members.

4.                                       The name and street address of the limited liability company’s registered agent and registered office are:

CSC-Lawyers Incorporating Service Company
25 West Main Street
Madison, Wisconsin 53703

[Signature on following page]

IN WITNESS WHEREOF, the undersigned executes these Articles of Organization this 25th day of September, 2003

/s/ STEPHEN A. DILLEMUTH
Stephen A. Dillemuth
Organizer

7289 Garden Road, Suite 200
Riviera Beach, Florida 33404

2

ARTICLES OF MERGER OF AMERIPATH, WISCONSIN, INC. (a Wisconsin corporation) WITH AND INTO APWS, LLC (a Wisconsin limited liability company)

Pursuant to the provisions of Section 180.1100 of the Wisconsin Business Corporation Law and Section 183.1201 of the Wisconsin Limited Liability Company Law, AmeriPath, Wisconsin, Inc. and APWS, LLC (the “Companies”) submit the following Articles of Merger for filing and certify that:

1.                                       The name and jurisdiction of formation of each of the entities which are to merge are:

Name	Jurisdiction

AmeriPath, Wisconsin, Inc.	Wisconsin
APWS, LLC	Wisconsin

2.                                       The name and street address of the registered office of each of the Companies is:

AmeriPath, Wisconsin, Inc	APWS, LLC

CSC-Lawyers Incorporating	CSC-Lawyers Incorporating
Service Company	Service Company
25 West Main Street	25 West Main Street
Madison, Wisconsin 53703	Madison, Wisconsin 53703

3.                                       A Plan and Agreement of Merger for the merger of AmeriPath, Wisconsin, Inc. with and into APWS, LLC has been approved by unanimous written consent of the sole member of APWS, LLC and has been approved by unanimous written consent of the Board of Directors and sole shareholder of AmeriPath, Wisconsin, Inc., in accordance with Section 183.1202 of the Wisconsin Limited Liability Company Law and in accordance with Section 180.1103 of the Wisconsin Business Corporation Law, respectively.

4.                                       The merger shall be effective at 11:59 p.m. on September 30, 2003.

5.                                       The Plan and Agreement of Merger is attached hereto as Exhibit A.

6.                                       Effective as of the merger, the surviving company, APWS, LLC, shall be named “AmeriPath Wisconsin, LLC.”

IN WITNESS WHEREOF, AmeriPath, Wisconsin, Inc. and APWS, LLC have each caused these Articles of Merger to be executed by a duly authorized officer this 29th day of September, 2003.

APWS, LLC

By:	/s/ STEPHEN A. DILLEMUTH
Stephen A. Dillemuth
Assistant Secretary

AMERIPATH, WISCONSIN, INC

By:	/s/ STEPHEN A. DILLEMUTH
Stephen A. Dillemuth
Assistant Secretary

2

Exhibit A

Plan and Agreement of Merger

PLAN AND AGREEMENT OF MERGER

Pursuant to this Plan and Agreement of Merger (the “Agreement of Merger”), dated as of the 29th day of September, 2003, AmeriPath, Wisconsin, Inc., a Wisconsin corporation, shall be merged with and into APWS, LLC, a Wisconsin limited liability company.

SECTION I

DEFINITIONS

1.1                                 Effective Date.  “Effective Date” shall mean 11.59 p.m. on September 30, 2003.

1.2                                 Surviving Company.  “Surviving Company” shall refer to APWS, LLC, a Wisconsin limited liability company and wholly-owned subsidiary of AmeriPath, Inc.  (“Parent”) that is disregarded as an entity separate from Parent, its sole member, for all income tax purposes in accordance with Treasury Regulations Sections 301.7701-2 and 301.7701-3 and corresponding provisions of applicable state tax laws (and any successor provisions), which, subsequent to the Merger contemplated by this Agreement of Merger, shall be known as AmeriPath Wisconsin, LLC in accordance with Section 2.1 of this Agreement of Merger.  The principal office of the Surviving Company is located at 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.

1.3                                 Merging Corporation.  “Merging Corporation” shall refer to AmeriPath, Wisconsin, Inc., a Wisconsin corporation and wholly-owned corporate subsidiary of Parent.

1.4                                 Merger.  “Merger” shall refer to the merger of the Merging Corporation with and into the Surviving Company as provided in Section 2.1 of this Agreement of Merger.

SECTION 2
TERMS OF MERGER

2.1                                 Merger.  In accordance with the applicable laws of the State of Wisconsin and subject to the terms and conditions set forth in this Agreement of Merger, the Merging Corporation shall, on the Effective Date, be merged with and into the Surviving Company, APWS, LLC, and the separate existence of the Merging Corporation shall thereupon cease.  The Surviving Company shall continue to exist after the Merger and shall be governed by the laws of the State of Wisconsin under the company name “AmeriPath Wisconsin, LLC.”  Parent, the sole member of the Surviving Company immediately before the Merger, shall remain the sole member of the Surviving Company as a result of the Merger and this Agreement of Merger.

2.2                                 Effective Date.  The Merger contemplated by this Agreement of Merger shall become effective on the Effective Date.

2.3                                 Articles of Organization.  The Articles of  Organization of the Surviving Company as they exist on the Effective Date shall remain in full force and effect after the Effective Date and shall not be amended by virtue of the Merger except to reflect the change of name to “AmeriPath Wisconsin, LLC”.

2.4                                 Operating Agreement.  The Operating Agreement of the Surviving Company as it exists on the Effective Date shall remain in full force and effect after the Effective Date and shall not be amended by virtue of the Merger except to reflect the new name of the Surviving Company after the Merger.

2.5                                 Officers.  The officers of APWS, LLC shall continue to serve as the officers of the Surviving Company, and shall hold office from and after the Effective Date until their respective successors are elected and qualify.

SECTION 3

MANNER OF CONVERTING SHARES AND MEMBERSHIP INTERESTS

The issued and outstanding shares of the Merging Corporation shall be canceled and cease to exist by virtue of the Merger on the Effective Date.  The issued and outstanding membership interests of the Surviving Company shall remain issued and outstanding and be unaffected by the Merger.

SECTION 4

TAX TREATMENT OF TRANSACTION

Because the Surviving Company is disregarded as an entity separate from Parent, the sole member of the Surviving Company, it is the express intention that, for all income tax purposes, (i) the Merger effect a complete liquidation of the Merging Corporation into Parent within the meaning of Sections 332, 334(b)(1) and 337(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of applicable state tax laws (and any successor provisions), and (ii) the adoption of the resolutions by the Board of Directors of the Merging Corporation, and by Parent, as the sole member of the Surviving Company and as the sole shareholder of the Merging Corporation, respectively, authorizing and approving the Merger constitute a duly adopted plan of complete liquidation of the Merging Corporation into Parent for purposes of the aforementioned sections of the Code and corresponding provisions of applicable state tax laws (and any successor provisions).  The Merging Corporation and the Surviving Company intend to execute this Agreement of Merger in order to achieve the foregoing tax treatment, which the Merging Corporation and the Surviving Company have determined to be in their best interests.

SECTION 5

FURTHER ASSURANCES

Each party to this Agreement of Merger agrees to do such things as may be reasonably required by the other party in order more effectively to consummate or document the transactions contemplated by this Agreement of Merger.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned entities have caused this Agreement of Merger to be executed by their duly authorized officers as of the date first above written.

SURVIVING COMPANY:

APWS, LLC

By:	/s/ STEPHEN A. DILLEMUTH
Stephen A Dillemuth
Assistant Secretary

MERGING CORPORATION:

AMERIPATH WISCONSIN, INC.

By:	/s/ STEPHEN A. DILLEMUTH
Stephen A Dillemuth
Assistant Secretary